Filed Pursuant to Rule 433
Registration Statement No. 333-219500
March 19, 2018

PRICING TERM SHEET — NOTES DUE 2021

Unilever Capital Corporation

$400,000,000 2.750% Senior Notes due 2021

jointly, severally, fully and unconditionally guaranteed by

Unilever N.V.

Unilever PLC

Unilever United States, Inc.

Issuer:	Unilever Capital Corporation

Guarantors:	Unilever N.V.
Unilever PLC
Unilever United States, Inc.

Security Type:	SEC-Registered Senior Notes

Anticipated Rating*:	A1/A+ (Moody’s/S&P)

Principal Amount:	$400,000,000

Maturity Date:	March 22, 2021

Coupon:	2.750%

Public Offering Price:	99.489%

Yield to Maturity:	2.929%

Spread to Benchmark Treasury:	T+48 bps

Benchmark Treasury:	UST 2.375% due March 15, 2021

Benchmark Treasury Yield:	2.449%

Benchmark Treasury Price:	99-25 1/4

Net Proceeds:	$396,956,000

Minimum Denominations:	$100,000 and any integral multiple of $1,000 above that amount

CUSIP/ISIN:	904764 AZ0/US904764AZ08

Trade Date:	March 19, 2018

Interest Payment Dates:	Semi-annually on March 22 and September 22, commencing September 22, 2018

Make-whole:	T+10 bps

Settlement Date:	March 22, 2018 (T+3)

Clearing System:	The Depository Trust Company (“DTC”) (including via Euroclear and Clearstream as participants in DTC)

Joint Bookrunners:	Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
HSBC Securities (USA) Inc.
Morgan Stanley & Co. LLC

*A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer and the guarantors have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer and the guarantors have filed with the SEC for more complete information about the issuer, the guarantors and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (1) Citigroup Global Markets Inc. at 1-800-831-9146, (2) Deutsche Bank Securities Inc. at 1-800-503-4611, (3) HSBC Securities (USA) Inc. at 1-866-811-8049, or (4) Morgan Stanley & Co. LLC at 1-866-718-1649.

Filed Pursuant to Rule 433
Registration Statement No. 333-219500
March 19, 2018

PRICING TERM SHEET — NOTES DUE 2023

Unilever Capital Corporation

$550,000,000 3.125% Senior Notes due 2023

jointly, severally, fully and unconditionally guaranteed by

Unilever N.V.

Unilever PLC

Unilever United States, Inc.

Issuer:	Unilever Capital Corporation

Guarantors:	Unilever N.V.
Unilever PLC
Unilever United States, Inc.

Security Type:	SEC-Registered Senior Notes

Anticipated Rating*:	A1/A+ (Moody’s/S&P)

Principal Amount:	$550,000,000

Maturity Date:	March 22, 2023

Coupon:	3.125%

Public Offering Price:	99.313%

Yield to Maturity:	3.275%

Spread to Benchmark Treasury:	T+63 bps

Benchmark Treasury:	UST 2.625% due February 28, 2023

Benchmark Treasury Yield:	2.645%

Benchmark Treasury Price:	99-29

Net Proceeds:	$544,296,500

Minimum Denominations:	$100,000 and any integral multiple of $1,000 above that amount

CUSIP/ISIN:	904764 BA4/US904764BA48

Trade Date:	March 19, 2018

Interest Payment Dates:	Semi-annually on March 22 and September 22, commencing September 22, 2018

Make-whole:	T+10 bps

Par Call:	At any time on or after February 22, 2023 (one month prior to their maturity date)

Settlement Date:	March 22, 2018 (T+3)

Clearing System:	The Depository Trust Company (“DTC”) (including via Euroclear and Clearstream as participants in DTC)

Joint Bookrunners:	Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
HSBC Securities (USA) Inc.
Morgan Stanley & Co. LLC

*A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer and the guarantors have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer and the guarantors have filed with the SEC for more complete information about the issuer, the guarantors and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (1) Citigroup Global Markets Inc. at 1-800-831-9146, (2) Deutsche Bank Securities Inc. at 1-800-503-4611, (3) HSBC Securities (USA) Inc. at 1-866-811-8049, or (4) Morgan Stanley & Co. LLC at 1-866-718-1649.

Filed Pursuant to Rule 433
Registration Statement No. 333-219500
March 19, 2018

PRICING TERM SHEET — NOTES DUE 2025

Unilever Capital Corporation

$350,000,000 3.375% Senior Notes due 2025

jointly, severally, fully and unconditionally guaranteed by

Unilever N.V.

Unilever PLC

Unilever United States, Inc.

Issuer:	Unilever Capital Corporation

Guarantors:	Unilever N.V. Unilever PLC Unilever United States, Inc.

Security Type:	SEC-Registered Senior Notes

Anticipated Rating*:	A1/A+ (Moody’s/S&P)

Principal Amount:	$350,000,000

Maturity Date:	March 22, 2025

Coupon:	3.375%

Public Offering Price:	99.034%

Yield to Maturity:	3.532%

Spread to Benchmark Treasury:	T+75 bps

Benchmark Treasury:	UST 2.750% due February 28, 2025

Benchmark Treasury Yield:	2.782%

Benchmark Treasury Price:	99-25+

Net Proceeds:	$345,219,000

Minimum Denominations:	$100,000 and any integral multiple of $1,000 above that amount

CUSIP/ISIN:	904764 BB2/US904764BB21

Trade Date:	March 19, 2018

Interest Payment Dates:	Semi-annually on March 22 and September 22, commencing September 22, 2018

Make-whole:	T+15 bps

Par Call:	At any time on or after January 22, 2025 (two months prior to their maturity date)

Settlement Date:	March 22, 2018 (T+3)

Clearing System:	The Depository Trust Company (“DTC”) (including via Euroclear and Clearstream as participants in DTC)

Joint Bookrunners:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. HSBC Securities (USA) Inc. Morgan Stanley & Co. LLC

*A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer and the guarantors have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer and the guarantors have filed with the SEC for more complete information about the issuer, the guarantors and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (1) Citigroup Global Markets Inc. at 1-800-831-9146, (2) Deutsche Bank Securities Inc. at 1-800-503-4611, (3) HSBC Securities (USA) Inc. at 1-866-811-8049, or (4) Morgan Stanley & Co. LLC at 1-866-718-1649.

Filed Pursuant to Rule 433
Registration Statement No. 333-219500
March 19, 2018

PRICING TERM SHEET — NOTES DUE 2028

Unilever Capital Corporation

$800,000,000 3.500% Senior Notes due 2028

jointly, severally, fully and unconditionally guaranteed by

Unilever N.V.

Unilever PLC

Unilever United States, Inc.

Issuer:	Unilever Capital Corporation

Guarantors:	Unilever N.V. Unilever PLC Unilever United States, Inc.

Security Type:	SEC-Registered Senior Notes

Anticipated Rating*:	A1/A+ (Moody’s/S&P)

Principal Amount:	$800,000,000

Maturity Date:	March 22, 2028

Coupon:	3.500%

Public Offering Price:	98.489%

Yield to Maturity:	3.682%

Spread to Benchmark Treasury:	T+83 bps

Benchmark Treasury:	UST 2.750% due February 15, 2028

Benchmark Treasury Yield:	2.852%

Benchmark Treasury Price:	99-04

Net Proceeds:	$784,312,000

Minimum Denominations:	$100,000 and any integral multiple of $1,000 above that amount

CUSIP/ISIN:	904764 BC0/US904764BC04

Trade Date:	March 19, 2018

Interest Payment Dates:	Semi-annually on March 22 and September 22, commencing September 22, 2018

Make-whole:	T+15 bps

Par Call:	At any time on or after December 22, 2027 (three months prior to their maturity date)

Settlement Date:	March 22, 2018 (T+3)

Clearing System:	The Depository Trust Company (“DTC”) (including via Euroclear and Clearstream as participants in DTC)

Joint Bookrunners:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. HSBC Securities (USA) Inc. Morgan Stanley & Co. LLC

*A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer and the guarantors have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer and the guarantors have filed with the SEC for more complete information about the issuer, the guarantors and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (1) Citigroup Global Markets Inc. at 1-800-831-9146, (2) Deutsche Bank Securities Inc. at 1-800-503-4611, (3) HSBC Securities (USA) Inc. at 1-866-811-8049, or (4) Morgan Stanley & Co. LLC at 1-866-718-1649.